EXHIBIT 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT
INSIGHT ENTERPRISES, INC. REPORTS
RECORD SECOND QUARTER 2022 RESULTS
CHANDLER, AZ – August 4, 2022 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported record financial results for the quarter ended June 30, 2022.  Highlights include:
•Net sales increased 23% year over year to a new record $2.74 billion
•Gross profit increased 19% year over year to a record $437.9 million
•Earnings from operations increased 46% year over year to a record $129.6 million
•Adjusted earnings from operations increased 45% year over year of $141.7 million
•Diluted earnings per share of $2.42 increased 53% year over year
•Adjusted diluted earnings per share of $2.78 increased 46% year over year

In the second quarter of 2022, net sales increased 23%, year over year. Gross profit increased 19% while gross margin contracted 40 basis points to 16.0% compared to the second quarter of 2021.  Earnings from operations of $129.6 million increased 46% compared to $88.5 million in the second quarter of 2021.  Record Adjusted earnings from operations of $141.7 million increased 45% compared to $97.7 million in the second quarter of 2021.  Diluted earnings per share for the quarter was a record $2.42, up 53%, year over year, and record Adjusted diluted earnings per share was $2.78, up 46% year over year.

“I am thrilled to report that performance in the second quarter was outstanding. Insight achieved record results in net sales, gross profit, Adjusted earnings from operations and Adjusted diluted earnings per share. I’m particularly pleased with the results in our services business which grew 16% over last year, driven by growth in our cloud and Insight core services,” stated Joyce Mullen, President and Chief Executive Officer.  “We also continued to drive significant operating efficiencies, as demonstrated by the improvement in our EBITDA margin” stated Mullen.
KEY HIGHLIGHTS

Results for the Quarter:
•Consolidated net sales for the second quarter of 2022 of $2.74 billion increased 23%, year over year, when compared to the second quarter of 2021. Product net sales increased 24% year over year and services net sales increased 16%, year over year.
•Net sales in North America increased 28%, year over year, to $2.25 billion;
◦Product net sales increased 29%, year over year, to $1.94 billion;
◦Services net sales increased 20%, year over year, to $311.0 million;
•Net sales in EMEA increased 2%, year over year, to $426.3 million; and
•Net sales in APAC increased 33%, year over year, to $69.6 million.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales were up 26%, year over year, with growth in net sales in North America, EMEA and APAC of 28%, 14% and 41%, respectively, year over year.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

•Consolidated gross profit increased to $437.9 million, an increase of 19% compared to the second quarter of 2021, with consolidated gross margin contracting 40 basis points to 16.0% of net sales. Product gross profit increased 23%, year over year and services gross profit increased 16%, year over year.
•Gross profit in North America increased 26%, year over year, to $350.3 million (15.6% gross margin);
•Gross profit in EMEA decreased 5%, year to year, to $69.5 million (16.3% gross margin); and
•Gross profit in APAC increased 27%, year over year, to $18.1 million (26.0% gross margin).
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit was up 21%, year over year, with gross profit growth in North America, EMEA and APAC of 26%, 6% and 35%, respectively, year over year.
•Consolidated earnings from operations increased 46% compared to the second quarter of 2021 to $129.6 million, or 4.7% of net sales.
•Earnings from operations in North America increased 63%, year over year, to $104.3 million, or 4.6% of net sales;
•Earnings from operations in EMEA decreased 7%, year to year, to $18.0 million, or 4.2% of net sales; and
•Earnings from operations in APAC increased 46%, year over year, to $7.3 million, or 10.5% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations were up 51%, year over year, with increased earnings from operations in North America, EMEA and APAC of 63%, 4% and 55%, respectively, year over year.
•Adjusted earnings from operations increased 45% compared to the second quarter of 2021 to $141.7 million, or 5.2% of net sales.
•Adjusted earnings from operations in North America increased 60%, year over year, to $115.7 million, or 5.1% of net sales;
•Adjusted earnings from operations in EMEA decreased 7%, year to year, to $18.6 million, or 4.4% of net sales; and
•Adjusted earnings from operations in APAC increased 44%, year over year, to $7.4 million, or 10.7% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, Adjusted consolidated earnings from operations were up 49%, year over year, with increased Adjusted earnings from operations in North America, EMEA and APAC of 59%, 4% and 53%, respectively, year over year.
•Consolidated net earnings and diluted earnings per share for the second quarter of 2022 were $89.2 million and $2.42, respectively, at an effective tax rate of 25.6%.
•Adjusted consolidated net earnings and Adjusted diluted earnings per share for the second quarter of 2022 were $98.2 million and $2.78, respectively. Excluding the effects of fluctuating foreign currency exchange rates, Adjusted diluted earnings per share was up 50%, year over year.
In discussing financial results for the three and six months ended June 30, 2022 and 2021 in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”).  When referring to non-GAAP measures, the Company refers to them as “Adjusted.”  See “Use of Non-GAAP Financial Measures” for additional information.  A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.
In some instances, the Company refers to changes in net sales, gross profit, earnings from operations and Adjusted diluted earnings per share on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates.  In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.
The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

GUIDANCE
For the full year 2022, the Company expects to deliver low double digit net sales growth and Adjusted diluted earnings per share is expected to be between $8.55 and $8.75.
This outlook assumes
•interest expense between $30 and $35 million;
•an effective tax rate of 25% to 26% for the full year 2022;
•capital expenditures of $65 to $70 million including completion of our new corporate headquarters; and
•an average share count for the full year of 35.4 million shares
This outlook excludes acquisition-related intangibles amortization expense of approximately $34 million, assumes no acquisition or integration related, transformation or severance and restructuring expenses, and no significant change in our debt instruments.  Due to the inherent difficulty of forecasting some of these types of expenses, which impact net earnings, diluted earnings per share and selling and administrative expenses, the Company is unable to reasonably estimate the impact of such expenses, if any, to net earnings, diluted earnings per share and selling and administrative expenses.  Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2022 forecast.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live web cast today at 9:00 a.m. ET to discuss second quarter 2022 results of operations.  A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at http://investor.insight.com/, and a replay of the web cast will be available on the Company’s web site for a limited time following the call.  To access the live conference call, please register in advance using this event link.  Upon registering, participants will receive dial-in information via email, as well as a unique registrant ID, event passcode, and detailed instructions regarding how to join the call.
USE OF NON-GAAP FINANCIAL MEASURES
The non-GAAP financial measures are referred to as “Adjusted”.  Adjusted earnings from operations, Adjusted net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses, and (vi) the tax effects of each of these items, as applicable. Adjusted net earnings and Adjusted diluted earnings per share for the three and six months ended June 30, 2021 also exclude amortization of debt discount and issuance costs associated with the issuance of the Company’s convertible senior notes due 2025. Effective January 1, 2022, the Company adopted ASU 2020-06 and no longer records amortization of debt discount associated with the convertible senior notes. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments.  Adjusted diluted earnings per share also includes the impact of the benefit from the note hedge where the Company’s average stock price for the second quarter of 2022 was in excess of $68.32, which is the initial conversion price of the convertible senior notes.  Adjusted EBITDA includes (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization of property and equipment, (iv) amortization of intangible assets, (v) non-cash stock based compensation, (vi) severance and restructuring expenses (vii) certain executive recruitment and hiring related expenses, (viii) transformation costs and (ix) certain acquisition and integration related expenses. Adjusted return on invested capital (“ROIC”) excludes (i) severance and restructuring expenses, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses and (vi) the tax effects of each of these items, as applicable.  Adjusted ROIC for the twelve months ended June 30, 2022 also excludes (i) impairment of construction in progress, (ii) loss on sale of property, (iii) litigation settlement proceeds, and (iv) the tax effects of each of these items, as applicable.
These non-GAAP measures are used by the Company and its management to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors.  The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods.  These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies.  Non-GAAP

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	change	2022	2021	change
Insight Enterprises, Inc.
Net sales:
Products	$2,349,242	$1,889,178	24%	$4,659,529	$3,782,198	23%
Services	$394,135	$340,323	16%	$734,698	$640,371	15%
Total net sales	$2,743,377	$2,229,501	23%	$5,394,227	$4,422,569	22%
Gross profit	$437,889	$366,683	19%	$816,750	$698,157	17%
Gross margin	16.0%	16.4%	(40 bps)	15.1%	15.8%	(70 bps)
Selling and administrative expenses	$306,001	$277,087	10%	$603,641	$548,277	10%
Severance and restructuring expenses	$692	$1,127	(39%)	$2,064	$(5,613)	> 100%
Acquisition and integration related expenses	$1,640	$—	*	$1,640	—	*
Earnings from operations	$129,556	$88,469	46%	$209,405	$155,493	35%
Net earnings	$89,184	$58,561	52%	$145,815	$101,729	43%
Diluted earnings per share	$2.42	$1.58	53%	$3.95	$2.76	43%

North America
Net sales:
Products	$1,936,481	$1,500,579	29%	$3,729,347	$2,918,806	28%
Services	$310,963	$259,050	20%	$582,602	$495,604	18%
Total net sales	$2,247,444	$1,759,629	28%	$4,311,949	$3,414,410	26%
Gross profit	$350,266	$278,897	26%	$650,350	$532,386	22%
Gross margin	15.6%	15.8%	(20 bps)	15.1%	15.6%	(50 bps)
Selling and administrative expenses	$243,868	$213,900	14%	$479,088	$420,706	14%
Severance and restructuring expenses	$485	$878	(45%)	$789	$(6,360)	> 100%
Acquisition and integration related expenses	$1,640	$—	*	$1,640	$—	*
Earnings from operations	$104,273	$64,119	63%	$168,833	$118,040	43%

Sales Mix			**
Hardware	69%	66%	33%	69%	67%	32%
Software	17%	19%	14%	17%	19%	12%
Services	14%	15%	20%	14%	14%	18%
	100%	100%	28%	100%	100%	26%

EMEA
Net sales:
Products	$368,381	$355,392	4%	$851,406	$785,786	8%
Services	$57,950	$61,982	(7%)	$106,358	$110,424	(4%)
Total net sales	$426,331	$417,374	2%	$957,764	$896,210	7%
Gross profit	$69,547	$73,529	(5%)	$134,317	$139,564	(4%)
Gross margin	16.3%	17.6%	(130 bps)	14.0%	15.6%	(160 bps)
Selling and administrative expenses	$51,372	$53,957	(5%)	$103,698	$109,404	(5%)
Severance and restructuring expenses	$207	$240	(14%)	$1,275	$738	73%
Earnings from operations	$17,968	$19,332	(7%)	$29,344	$29,422	—%

Sales Mix			**
Hardware	36%	41%	(9%)	38%	41%	—%
Software	50%	44%	15%	51%	47%	16%
Services	14%	15%	(7%)	11%	12%	(4%)
	100%	100%	2%	100%	100%	7%

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE (CONTINUED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	change	2022	2021	change
APAC
Net sales:
Products	$44,380	$33,207	34%	$78,776	$77,606	2%
Services	$25,222	$19,291	31%	$45,738	$34,343	33%
Total net sales	$69,602	$52,498	33%	$124,514	$111,949	11%
Gross profit	$18,076	$14,257	27%	$32,083	$26,207	22%
Gross margin	26.0%	27.2%	(120 bps)	25.8%	23.4%	240 bps
Selling and administrative expenses	$10,761	$9,230	17%	$20,855	$18,167	15%
Severance and restructuring expenses	$—	$9	(100%)	$—	$9	(100%)
Earnings from operations	$7,315	$5,018	46%	$11,228	$8,031	40%

Sales Mix			**
Hardware	23%	22%	38%	22%	19%	31%
Software	41%	41%	31%	41%	50%	(10%)
Services	36%	37%	31%	37%	31%	33%
	100%	100%	33%	100%	100%	11%
*    Percentage change not considered meaningful.
**    Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FORWARD-LOOKING INFORMATION
Certain statements in this release and the related conference call, web cast and presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements, including those related to the Company’s future responses to and the potential impact of coronavirus strain COVID-19 (“COVID-19”) on the Company, the Company’s future financial performance and results of operations, including net sales growth, Adjusted diluted earnings per share, and Adjusted selling and administrative expenses, the Company’s anticipated effective tax rate, capital expenditures, and expected average share count, the Company’s expectations that note holders will not convert the Company’s convertible senior notes in the near term, the Company’s expectations regarding cash flow, the Company’s expectations regarding current supply constraints, and shipment of backlog, future trends in the IT market, the Company’s business strategy and strategic initiatives, which are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements.  Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following, which are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in “Risk Factors” in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022:
•actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;
•the Company’s reliance on its partners for product availability, competitive products to sell and marketing funds and purchasing incentives, which can change significantly in the amounts made available and in the requirements year over year;
•the Company’s ability to keep pace with rapidly evolving technological advances and the evolving competitive marketplace;
•the duration and severity of the COVID-19 pandemic and its effects on the Company’s business, results of operations and financial condition, as well as the widespread outbreak of any other illnesses or communicable diseases;
•general economic conditions, economic uncertainties and changes in geopolitical conditions including the possibility of a recession or as a result of Russia’s invasion of Ukraine;
•changes in the IT industry and/or rapid changes in technology;
•supply constraints for hardware, including devices, and the potential impact on our inventory management and warehouse operations relating to the easing of these constraints;
•accounts receivable risks, including increased credit loss experience or extended payment terms with the Company’s clients;
•the Company’s reliance on independent shipping companies;
•the risks associated with the Company’s international operations;
•natural disasters or other adverse occurrences;
•disruptions in the Company’s IT systems and voice and data networks;
•cyberattacks or breaches of data privacy and security regulations;
•intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names;
•legal proceedings, client audits and failure to comply with laws and regulations;
•failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;
•exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;
•the Company’s potential to draw down a substantial amount of indebtedness;
•the conditional conversion feature of the Company’s convertible senior notes, which has been triggered, may adversely affect the Company’s financial condition and operating results;
•the Company is subject to counterparty risk with respect to certain hedge and warrant transactions entered into in connection with the issuance of the convertible senior notes;
•risks associated with the discontinuation of LIBOR as a benchmark rate;
•increased debt and interest expense and the possibility of decreased availability of funds under the Company’s financing facilities;

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

•possible significant fluctuations in the Company’s future operating results as well as seasonality and variability in client demands;
•the Company’s dependence on certain key personnel and the Company’s ability to attract, train and retain skilled teammates;
•risks associated with the integration and operation of acquired businesses, including the achievement of expected synergies and benefits; and
•future sales of the Company’s common stock or equity-linked securities in the public market could lower the market price for our common stock.
Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the SEC.  Any forward-looking statements in this release, the related conference call, webcast and presentation speak only as of the date on which they are made and should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.  The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements.  The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:	GLYNIS BRYAN
CHIEF FINANCIAL OFFICER
TEL. 480.333.3390
EMAIL glynis.bryan@insight.com

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales:
Products	$2,349,242	$1,889,178	$4,659,529	$3,782,198
Services	394,135	340,323	734,698	640,371
Total net sales	2,743,377	2,229,501	5,394,227	4,422,569
Costs of goods sold:
Products	2,135,895	1,715,729	4,243,104	3,436,987
Services	169,593	147,089	334,373	287,425
Total costs of goods sold	2,305,488	1,862,818	4,577,477	3,724,412
Gross profit	437,889	366,683	816,750	698,157
Operating expenses:
Selling and administrative expenses	306,001	277,087	603,641	548,277
Severance and restructuring expenses, net	692	1,127	2,064	(5,613)
Acquisition and integration related expenses	1,640	—	1,640	—
Earnings from operations	129,556	88,469	209,405	155,493
Non-operating (income) expense:
Interest expense, net	9,383	9,583	17,451	19,552
Other expense (income), net	312	346	(2,531)	734
Earnings before income taxes	119,861	78,540	194,485	135,207
Income tax expense	30,677	19,979	48,670	33,478
Net earnings	$89,184	$58,561	$145,815	$101,729

Net earnings per share:
Basic	$2.54	$1.67	$4.16	$2.89
Diluted	$2.42	$1.58	$3.95	$2.76

Shares used in per share calculations:
Basic	35,083	35,097	35,028	35,148
Diluted	36,821	37,135	36,901	36,917

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In THOUSANDS)
(UNAUDITED)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$137,529	$103,840
Accounts receivable, net	3,610,449	2,936,732
Inventories	377,059	328,101
Other current assets	275,967	199,638
Total current assets	4,401,004	3,568,311

Property and equipment, net	199,617	176,263
Goodwill	495,457	428,346
Intangible assets, net	224,926	214,788
Other assets	283,319	301,372
	$5,604,323	$4,689,080

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$1,945,260	$1,779,854
Accounts payable – inventory financing facilities	248,315	311,878
Accrued expenses and other current liabilities	429,395	423,489
Current portion of long-term debt	345,945	36
Total current liabilities	2,968,915	2,515,257

Long-term debt	718,708	361,570
Deferred income taxes	39,479	47,073
Other liabilities	264,124	255,953
	3,991,226	3,179,853
Stockholders’ equity:
Preferred stock	—	—
Common stock	351	349
Additional paid-in capital	327,282	368,282
Retained earnings	1,331,294	1,167,690
Accumulated other comprehensive loss – foreign currency translation adjustments	(45,830)	(27,094)
Total stockholders’ equity	1,613,097	1,509,227
	$5,604,323	$4,689,080

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net earnings	$145,815	$101,729
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	26,769	28,498
Provision for losses on accounts receivable	2,743	3,838
Non-cash stock-based compensation	10,434	9,375
Deferred income taxes	(575)	1,815
Amortization of debt discount and issuance costs	3,268	8,375
Other adjustments	1,810	(5,308)
Changes in assets and liabilities:
Increase in accounts receivable	(734,971)	(362,109)
Increase in inventories	(56,811)	(31,072)
Increase in other assets	(53,802)	(8,282)
Increase in accounts payable	223,198	294,860
Decrease in accrued expenses and other liabilities	(9,875)	(36,532)
Net cash (used in) provided by operating activities:	(441,997)	5,187
Cash flows from investing activities:
Proceeds from sale of assets	1,350	27,211
Purchases of property and equipment	(47,256)	(16,837)
Acquisitions, net of cash and cash equivalents acquired	(68,248)	—
Net cash (used in) provided by investing activities:	(114,154)	10,374
Cash flows from financing activities:
Borrowings on ABL revolving credit facility	2,592,440	1,838,680
Repayments on ABL revolving credit facility	(1,924,965)	(1,798,680)
Net repayments under inventory financing facilities	(62,119)	(17,538)
Repurchases of common stock	—	(50,000)
Other payments	(6,938)	(7,944)
Net cash provided by (used in) financing activities:	598,418	(35,482)
Foreign currency exchange effect on cash, cash equivalents and restricted cash balances	(8,606)	(594)
Increase (decrease) in cash, cash equivalents and restricted cash	33,661	(20,515)
Cash, cash equivalents and restricted cash at beginning of period	105,977	130,582
Cash, cash equivalents and restricted cash at end of period	$139,638	$110,067

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$129,556	$88,469	$209,405	$155,493
Amortization of intangible assets	7,904	8,068	15,829	16,109
Other	4,234	1,127	6,017	(5,613)
Adjusted non-GAAP consolidated EFO	$141,694	$97,664	$231,251	$165,989

GAAP EFO as a percentage of net sales	4.7%	4.0%	3.9%	3.5%
Adjusted non-GAAP EFO as a percentage of net sales	5.2%	4.4%	4.3%	3.8%

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$89,184	$58,561	$145,815	$101,729
Amortization of intangible assets	7,904	8,068	15,829	16,109
Amortization of debt discount and issuance costs	—	3,013	—	5,996
Other	4,234	1,127	6,017	(5,613)
Income taxes on non-GAAP adjustments	(3,079)	(3,042)	(5,478)	(3,961)
Adjusted non-GAAP consolidated net earnings	$98,243	$67,727	$162,183	$114,260

Adjusted Diluted Earnings Per Share:
GAAP diluted EPS	$2.42	$1.58	$3.95	$2.76
Amortization of intangible assets	0.21	0.21	0.43	0.43
Amortization of debt discount and issuance costs	—	0.08	—	0.16
Other	0.11	0.03	0.16	(0.15)
Income taxes on non-GAAP adjustments	(0.08)	(0.08)	(0.15)	(0.11)
Impact of benefit from note hedge	0.12	0.09	0.21	0.12
Adjusted non-GAAP diluted EPS	$2.78	$1.91	$4.60	$3.21

Shares used in diluted EPS calculation	36,821	37,135	36,901	36,917
Impact of benefit from note hedge	(1,539)	(1,660)	(1,608)	(1,349)
Shares used in Adjusted non-GAAP diluted EPS calculation	35,282	35,475	35,293	35,568

Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$104,273	$64,119	$168,833	$118,040
Amortization of intangible assets	7,356	7,440	14,704	14,857
Other	4,027	878	4,742	(6,360)
Adjusted non-GAAP EFO from North America segment	$115,656	$72,437	$188,279	$126,537

GAAP EFO as a percentage of net sales	4.6%	3.6%	3.9%	3.5%

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Adjusted non-GAAP EFO as a percentage of net sales	5.1%	4.1%	4.4%	3.7%

Adjusted EMEA Earnings from Operations:
GAAP EFO from EMEA segment	$17,968	$19,332	$29,344	$29,422
Amortization of intangible assets	430	501	887	997
Other	207	240	1,275	738
Adjusted non-GAAP EFO from EMEA segment	$18,605	$20,073	$31,506	$31,157

GAAP EFO as a percentage of net sales	4.2%	4.6%	3.1%	3.3%
Adjusted non-GAAP EFO as a percentage of net sales	4.4%	4.8%	3.3%	3.5%

Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$7,315	$5,018	$11,228	$8,031
Amortization of intangible assets	118	127	238	255
Other	—	9	—	9
Adjusted non-GAAP EFO from APAC segment	$7,433	$5,154	$11,466	$8,295

GAAP EFO as a percentage of net sales	10.5%	9.6%	9.0%	7.2%
Adjusted non-GAAP EFO as a percentage of net sales	10.7%	9.8%	9.2%	7.4%

Adjusted EBITDA:
GAAP consolidated net earnings	$89,184	$58,561	$145,815	$101,729
Interest expense	9,582	9,676	17,930	19,762
Income tax expense	30,677	19,979	48,670	33,478
Depreciation and amortization of property and equipment	5,551	6,208	10,940	12,389
Amortization of intangible assets	7,904	8,068	15,829	16,109
Non-cash stock-based compensation	5,427	4,659	10,434	9,375
Other	4,234	1,127	6,017	(5,613)
Adjusted non-GAAP EBITDA	$152,559	$108,278	$255,635	$187,229

GAAP consolidated net earnings as a percentage of net sales	3.3%	2.6%	2.7%	2.3%
Adjusted non-GAAP EBITDA as a percentage of net sales	5.6%	4.9%	4.7%	4.2%

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Twelve Months Ended June 30,
	2022	2021
Adjusted return on invested capital:
GAAP consolidated EFO	$385,973	$300,017
Amortization of intangible assets	31,765	33,522
Other	9,996	(3,566)
Adjusted non-GAAP consolidated EFO*	427,734	329,973
Income tax expense**	111,211	85,793
Adjusted non-GAAP consolidated EFO, net of tax	$316,523	$244,180
Average stockholders’ equity***	$1,502,453	$1,319,534
Average debt***	631,123	414,685
Average cash***	(114,258)	(120,796)
Invested Capital	$2,019,318	$1,613,423

Adjusted non-GAAP ROIC (from GAAP consolidated EFO) ****	14.14%	13.76%
Adjusted non-GAAP ROIC (from non-GAAP consolidated EFO) *****	15.67%	15.13%
*The adjusted non-GAAP consolidated EFO amount used for the Adjusted non-GAAP ROIC calculation excludes amortization of intangible assets. This calculation remains consistent with the metric utilized in management’s compensation plan.
**    Assumed tax rate of 26.0%.
***    Average of previous five quarters.
****    Computed as GAAP consolidated EFO, net of tax of $100,353 and $78,004 for the twelve months ended June 30, 2022 and 2021, respectively, divided by invested capital.
*****    Computed as Adjusted non-GAAP consolidated EFO, net of tax, divided by invested capital.
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